Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT TO GLOBAL TRANSACTION AGREEMENT

This First Amendment to Global Transaction Agreement (this “Amendment”) is entered into as of May 12, 2011, and is made by and among Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “General Partner”), Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Blueknight Energy Holding, Inc., a Delaware corporation (“Vitol”), and CB-Blueknight, LLC, a Delaware limited liability company (“Charlesbank”, and together with Vitol, the “Purchasers”).  The General Partner, the Partnership, Charlesbank and Vitol are each sometimes referred to individually as “Party” and collectively as the “Parties”.  Capitalized terms used in this Amendment and not defined herein shall have the meaning ascribed to such terms in the Global Transaction Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Parties entered into that certain Global Transaction Agreement on October 25, 2010 (the “Global Transaction Agreement”) pursuant to which the Partnership effected a refinancing of its existing debt and a recapitalization of the Partnership’s securities; and

WHEREAS, in accordance with Section 8.9 of the Global Transaction Agreement, the Parties desire to amend the Global Transaction Agreement in certain respects.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendment.

1.1 Section 1.1 of the Global Transaction Agreement is hereby amended by inserting the following definitions therein in the proper alphabetical order:

“Eight Quarter Period” means the eight-quarter period beginning with the quarter in which the Unitholder Approval Date occurs.

“Operating Surplus” has the meaning given to such term in the Third Amended and Restated Partnership Agreement.

“Per Preferred Unit Repurchase Price” means an amount equal to $6.50 plus (i) the amount of any accrued arrearages per Preferred Unit and (ii) the amount of any pro rata distribution per Preferred Unit for the portion of a quarter prior to the date of repurchase of such units.

“Preferred Unit Conversion Amendments” means the following amendments to the Third Amended and Restated Partnership Agreement (capitalized terms used in this definition and not otherwise defined in this Agreement having the meanings ascribed to them in the Third Amended and Restated Partnership Agreement):

(a)  amend Section 1.1 of the Third Amended and Restated Partnership Agreement to delete the definition of “Special Distribution”;

(b)  amend and restate the Third Amended and Restated Partnership Agreement to provide that instead of being convertible at the option of the holder of the Preferred Units at anytime after the earlier of the second Business Day following the Record Date of the Special Distribution or the eleventh Business Day following the Termination Date, the Preferred Units will be convertible at the option of the holder beginning on the eleventh Trading Day after the date of the Unitholder Meeting;

(c)  amend and restate Section 5.12(c)(ii)(A) of the Third Amended and Restated Partnership Agreement in its entirety (and any other section of the Third Amended and Restated Partnership Agreement affected by such amendment) to provide that the Preferred Units will be convertible into Common Units in whole or in part at the option of the Partnership if at any time a number of Preferred Units equal to 50% or more of:

(i) the aggregate number of Preferred Units issued on the Series A Issuance Date, plus

(ii) the aggregate number of Preferred Units, if any, issued at or prior to such time upon conversion of the Convertible Debentures,  less

(iii) the number of Repurchased Preferred Units (if the number of Repurchase Preferred Units has been determined as of or prior to such time),

have been converted into Common Units pursuant to Section 5.12(c)(i) of the Third Amended and Restated Partnership Agreement and there are no Series A Cumulative Distribution Arrearages (as defined in the Third Amended and Restated Partnership Agreement);

(d)  amend and restate the Third Amended and Restated Partnership Agreement to provide that in addition to the Partnership’s current rights to convert the Preferred Units into Common Units, the Preferred Units will also be convertible in whole or in part at the option of the Partnership at any time on or after 5 years from the Series A Issuance Date if (i) the daily volume-weighted average trading price of the Common Units is greater than 130% of the Conversion Price for twenty out of the trailing thirty Trading Days ending two Trading Days before the Partnership furnishes notice of conversion and (ii) the average trading volume of Common Units has exceeded 20,000 Common Units for twenty out of the trailing thirty Trading Days ending two Trading Days before the Partnership furnishes notice of conversion; and

(e)  amend and restate the first sentence of Section 5.12(c)(iii) of Third Amended and Restated Partnership Agreement to provide that the conversion of Series A Preferred Units shall become effective (i) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(i) of the Third Amended and Restated Partnership Agreement, as of the last day of the Quarter in which the relevant notice of conversion is delivered by the applicable Unitholder and (ii) in the case of Series A Preferred Units that are being converted pursuant to Section 5.12(c)(ii) of the Third Amended and Restated Partnership Agreement, as of the date that the notice of conversion is delivered by the Partnership.

“Repurchased Preferred Units” means a number of Preferred Units (rounded down to the nearest whole Preferred Unit) equal to: (i) the amount of proceeds from the Rights Offering in excess of the proceeds used pursuant to Section 4.4(g)(i) and Section 4.4(g)(ii) of this Agreement, provided that the amount determined pursuant to this clause (i) shall not exceed $22 million, (ii) divided by the Per Preferred Unit Repurchase Price.

 “Senior Securities” means any Limited Partner Interest (as defined in the Third Amended and Restated Partnership Agreement) that ranks senior in right of distribution or liquidation to the Common Units.

“Senior Security Restriction Period ” means the period beginning with the Unitholder Approval Date and ending on June 30, 2015.”

1.2 Section 1.1 of the Global Transaction Agreement is hereby amended by amending and restating in its entirety the following definition therein:

“Unitholder Proposals” means the following proposals to be presented at the Unitholder Meeting:

(a)  approval to amend the Third Amended and Restated Partnership Agreement to reset (i) the Minimum Quarterly Distribution to $0.11 per unit per quarter from $0.3125 per unit per quarter, (ii) the First Target Distribution to $0.1265 per unit per quarter from $0.3594 per unit per quarter, (iii) the Second Target Distribution to $0.1375 per unit per quarter from $0.3906 and (iv) the Third Target Distribution to $0.1825 per unit per quarter from $0.4688 per unit per quarter, each effective as of the first day of the quarter during which the Unitholder Approval Date occurs;

(b)  approval of the waiver of the Cumulative Common Unit Arrearage due and owing through and including the quarter in which the Unitholder Approval Date occurs;

(c)  approval to amend the Third Amended and Restated Partnership Agreement to remove provisions in the Third Amended and Restated Partnership Agreement relating to the Subordinated Units, including concepts such as a Subordination Period (and any provisions that expressly apply only during the Subordination Period, such as Section 6.4(a)) and Common Unit Arrearage, in connection with the transfer to the Partnership, and the Partnership’s subsequent cancellation, of all of the Partnership’s outstanding Subordinated Units;

(d)  approval to amend the Third Amended and Restated Partnership Agreement to provide that no distributions of Operating Surplus shall accrue or be paid to the holders of the Incentive Distribution Rights in respect of such Incentive Distribution Rights during the Eight Quarter Period;

(e)  approval to amend the Third Amended and Restated Partnership Agreement to provide that during the Senior Security Restriction Period, the Partnership will not issue any Senior Securities without the consent of the holders of at least a majority of the Outstanding Common Units (excluding the Common Units held by the General Partner and its Affiliates and excluding any Senior Securities that are convertible into Common Units); provided that the Partnership may issue an unlimited number of Senior Securities during the Senior Security Restriction Period without obtaining such consent if (i) such issuances are made in connection with the conversion of the Convertible Debentures or the consummation of the Rights Offering, (ii) such issuances are made upon conversion or exchange of Senior Securities issued after the Unitholder Approval Date into or for Senior Securities of equal rank, but only if the total amount of available cash required to pay the aggregate Minimum Quarterly Distribution on all Common Units and Senior Securities does not increase as a result of the conversion or exchange, (iii) such issuances are made in connection with the combination or subdivision of any class of Senior Securities, (iv) such issuances are made in connection with an acquisition or expansion capital improvement that increases estimated pro forma Adjusted Operating Surplus (less estimated pro forma distributions on Series A Preferred Units and on any other Senior Securities) on a per-Common Unit basis, as determined in good faith by the General Partner, as compared to actual Adjusted Operating Surplus (less actual distributions on Series A Preferred Units and on any other Senior Securities) on a per-Common Unit basis or (v) the net proceeds of such issuances are used to repay indebtedness of the Partnership or its Subsidiaries; provided, however, that in the case of subsection (v) such new securities may not be issued to an Affiliate of the General Partner unless the cost to service any new indebtedness that the Partnership determines that it could issue to retire existing indebtedness (with the General Partner’s determination being conclusive) is greater than the distribution obligations associated with the Senior Securities issued in connection with its retirement and one or more of the following conditions are also met: (A) the indebtedness that is being repaid matures within 12 months of such repayment, or (B) such indebtedness has experienced a default or event of default (even if the lenders of such indebtedness have agreed to forebear or waive such default or event of default) or (C) the General Partner expects to experience a default or event of default under such indebtedness within six months of such repayment (with the General Partner’s determination being conclusive); and

(f)    approval of paragraphs (d) and (e) of the definition of Preferred Unit Conversion Amendments.

1.3 The Global Transaction Agreement is hereby amended by deleting (i) the following definitions set forth in Section 1.1 of the Global Transaction Agreement and (ii) each reference to the following defined terms in the Global Transaction Agreement:

“Additional Private Placement” has the meaning given such term in Section 4.2(a).

“Additional Private Placement Closing Date” has the meaning given such term in Section 4.2(b)(i).

“Additional Purchased Units” has the meaning given such term in Section 4.2(a).

“Special Distribution” means the distribution to be declared by the Partnership in accordance with the terms of this Agreement in favor of the holders of the Common Units in the amount of $0.78 per Common Unit.”

1.4 Schedule II to the Global Transaction Agreement is hereby amended and restated in its entirety as follows:

“[N/A.]”

1.5 Section 4.1 of the Global Transaction Agreement is hereby amended and restated in its entirety as follows:

“4.1  Amendment to Third Amended and Restated Partnership Agreement.

(a)  Amendment.  The General Partner shall amend the Third Amended and Restated Partnership Agreement to reflect (i) the approval of the Unitholder Proposals and (ii) the Preferred Unit Conversion Amendments.

(b)  Approval by the Holders of the Preferred Units.  Each of the Purchasers, in its respective capacity as a holder of the Preferred Units, hereby agrees that its execution of this Agreement constitutes its authorization and approval of the Preferred Unit Conversion Amendments and the transactions set forth in Section 4.1(a) above.

1.6 Section 4.2 of the Global Transaction Agreement is hereby amended and restated in its entirety as follows:

“[Reserved.]”

1.7 Section 4.3 of the Global Transaction Agreement is hereby amended and restated in its entirety as follows:

“[Reserved.]”

1.8 Section 4.4 of the Global Transaction Agreement is hereby amended by adding the following subsection (g) at the end of such section:

“(g)  The Partnership shall use the proceeds from the Rights Offering as follows: (i) first, to pay for any and all expenses relating to conducting the Rights Offering, (ii) second, to redeem the Convertible Debentures for an amount equal to the principal amount of such Convertible Debentures plus any interest payable thereon (such redemption to be pro rata among the Purchasers if the net proceeds from the Rights Offering are less than the amount required to redeem such Convertible Debentures in full), (iii) third, to repurchase, on a pro rata basis, the Repurchased Preferred Units from Vitol and Charlesbank and (iv) thereafter, for general partnership purposes.”

1.9 Section 4.4(a) of the Global Transaction Agreement is hereby amended by changing “.5310” therein to “.5412”.

1.10 A new Section 4.5 is hereby added to the Global Transaction Agreement (including the relevant insertion of such section in the Table of Contents) and shall read as follows:

“4.5   Cancellation of the Subordinated Units.

(a)  Transfer and Cancellation of the Subordinated Units.  Effective as of the Unitholder Approval Date, (i) pursuant to an agreement in the form attached hereto as Exhibit D or in such other form as the Parties may mutually agree, the Purchasers shall transfer all outstanding Subordinated Units free and clear of any Liens to the Partnership and (ii) the Partnership shall cancel such Subordinated Units.

(b)  Approval by the Holders of the Subordinated Units.  Each of the Purchasers, in its respective capacity as a holder of the Subordinated Units, hereby agrees that its execution of this Agreement constitutes its authorization and approval of the transactions set forth in Section 4.5(a) above.”

1.11 A new Section 4.6 is hereby added to the Global Transaction Agreement (including the relevant insertion of such section in the Table of Contents) and shall read as follows:

“4.6   Repurchase of Preferred Units.  Promptly following the completion of the Rights Offering, each Purchaser shall transfer to the Partnership 50% of the Repurchased Preferred Units free and clear of any Liens in exchange for the Per Preferred Unit Repurchase Price multiplied by the number of Repurchased Preferred Units such Purchaser transferred to the Partnership.”

1.12 The first sentence of Section 5.1 of the Global Transaction Agreement is hereby amended and restated in its entirety as follows:

“The Partnership will undertake to file the Registration Statement with the SEC as promptly as reasonably practicable after the date hereof.”

Section 2. Representations and Warranties of the Partnership.  The Partnership hereby represents and warrants to the Purchasers as follows:

2.1 Organization, Standing and Authority.  Each of the Partnership and its subsidiaries (i) is a corporation, limited partnership or limited liability company incorporated, organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) and (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, have a Material Adverse Effect.

2.2 Authority.  This Amendment and the matters contemplated hereby have been authorized by all necessary corporate, partnership and limited liability company action, and this Amendment has been duly executed and delivered and is, and the Global Transaction Agreement as amended by this Amendment is, a legal, valid and binding agreement of the Partnership and the General Partner, as applicable, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

2.3 No Default.  Except as would not have a Material Adverse Effect and as contemplated by this Amendment, the execution, delivery and performance of this Amendment, and the performance of the Global Transaction Agreement as amended by this Amendment,  does not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which the Partnership or any of its subsidiaries is a party or by which it or any of its subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under the Third Amended and Restated Partnership Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Partnership or any of its subsidiaries, or (iv) result in the creation of any Encumbrance on any of the Partnership’s (or any of its subsidiaries’) assets.  Subject to the declaration of effectiveness of the Registration Statement, required filings under federal and state securities Laws, and the Financial Industry Regulatory Authority, and the Required Unitholder Approvals and except as would not have a Material Adverse Effect, the execution, delivery and performance of this Amendment, the performance of the Global Transaction Agreement as amended by this Amendment, and the consummation of the Unitholder Vote Transactions and the Phase II Transactions, as amended by this Amendment, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which the Partnership or any of its subsidiaries is a party or by which it or any of its subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under the Third Amended and Restated Partnership Agreement, (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Partnership or any of its subsidiaries, or (iv) result in the creation of any Encumbrance on any of the Partnership’s (or any of its subsidiaries’) assets.

2.4 Regulatory Approvals. Except as would not have a Material Adverse Effect, there are no approvals of any Governmental Authority required to be obtained by the Partnership to consummate the matters contemplated by this Amendment (other than filings with and approvals by the SEC and in connection with state securities laws).

2.5 Conflicts Committee/Board Recommendations.  At meetings duly called and held, (i) the Conflicts Committee (A) determined that this Amendment and the transactions contemplated hereby are advisable, fair and reasonable to, and in the best interests of, the Partnership and the Non-Affiliated Unitholders and (B) recommended that the Board approve this Amendment and the transactions contemplated hereby, (ii) the Board and the Conflicts Committee (A) approved this Amendment and the transactions contemplated hereby (and such approval of the Conflicts Committee constituted Special Approval) and (B) recommended to the Non-Affiliated Unitholders that they approve the Unitholder Proposals.

2.6 Fairness Opinion.  Robert W. Baird & Co. Incorporated has delivered to the Conflicts Committee its written opinion dated as of May 12, 2011, that as of such date, based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Transactions (defined as the Unitholder Vote Transactions, including the Unitholder Proposals, and the Phase II Transactions effected pursuant to the Global Transaction Agreement as amended by this Amendment) are fair, in aggregate, from a financial point of view, to the public unaffiliated common unitholders of the Partnership, a copy of which written opinion has been provided to the Conflicts Committee.

Section 3. Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Partnership as follows:

3.1 Organization, Standing and Authority.  Such Purchaser (i) is a corporation or limited liability company incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted, (ii) is duly qualified to do business, and is in good standing, in each of the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has in effect all federal, state, local and foreign governmental authorizations and permits necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted; except, in the instance of clauses (ii) and (iii) above, where the failure to be so qualified or in good standing, or to have in effect all such governmental authorizations and permits would not, individually or in the aggregate, have a material adverse effect on such Purchaser.

3.2 Authority.  This Amendment and the matters contemplated hereby and the consummation of the transactions contemplated hereby have been authorized by all necessary corporate or limited liability company action by such Purchaser, and this Amendment has been duly executed and delivered and is, and the Global Transaction Agreement as amended by this Amendment is, a legal, valid and binding agreement of such Purchaser, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

3.3 No Defaults.  Except as would not have a material adverse effect on such Purchaser, the execution, delivery and performance of this Amendment, and the performance of the Global Transaction Agreement as amended by this Amendment, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) constitute a breach or violation of, or result in a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, any note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, agreement, joint venture or other instrument or obligation to which such Purchaser is a party or by which it is subject or bound, (ii) constitute a breach or violation of, or a default under the organizational agreements of such Purchaser, or (iii) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to such Purchaser.

3.4 Regulatory Approvals.  Except as would not have a material adverse effect on such Purchaser, there are no approvals of any Governmental Authority required to be obtained by such Purchaser to consummate the transactions contemplated by this Amendment.

Section 4. No Other Amendments. Except as expressly modified in this Amendment, the Global Transaction Agreement remains in full force and effect.

Section 5. Construction of Amendment.

5.1 Headings.  The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

5.2 Governing Law and Jurisdiction.  This Amendment and the performance of the transactions contemplated hereby and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles. Each of the Parties agrees that this Amendment (i) involves at least $100,000.00 and (ii) has been entered into by the Parties in express reliance on 6  Del. C.  § 2708. Each of the Parties hereby irrevocably and unconditionally agrees (A) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (B)(1) to the extent such Party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such Party’s agent for acceptance of legal process and notify the other Parties of the name and address of such agent, and (2) that service of process may, to the fullest extent permitted by law, also be made on such Party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (B)(1) or (2) above shall, to the fullest extent permitted by law, have the same legal force and effect as if served upon such Party personally within the State of Delaware.

5.3 Counterparts.  This Amendment may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

5.4 Entire Agreement; No Third-Party Beneficiaries.  This Amendment, together with the Global Transaction Agreement, constitutes the entire agreement and understanding of the Parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. There are no third party beneficiaries having rights under or with respect to this Amendment.

5.5 Construction.  The Parties have participated jointly in the negotiation and drafting of this Amendment. If an ambiguity or question of intent or interpretation arises, this Amendment will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Amendment.

5.6 Severability.  The provisions of this Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, if both the economic and legal substance of the transactions contemplated by this Amendment are not affected in any manner adverse to any Party.

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The parties have caused this Amendment to be signed by their respective duly authorized representatives effective as of the date first written in the preamble to this Amendment.

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:	Blueknight Energy Partners G.P., L.L.C.,
its general partner

By:	/s/ Alex G. Stallings
Alex G. Stallings
Chief Financial Officer and Secretary

BLUEKNIGHT ENERGY HOLDING, INC.

By:	/s/ James C. Dyer, IV
James C. Dyer, IV
President and Chief Executive Officer

CB-BLUEKNIGHT, LLC

By:	/s/ Jon M. Biotti
Jon M. Biotti
Manager

[Signature Page to First Amendment to Global Transaction Agreement]

EXHIBIT D

FORM OF CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into as of __________, 2011, and is made by and among Blueknight Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), Blueknight Energy Partners G.P., L.L.C., a Delaware limited liability company (the “General Partner”), Blueknight GP Holding, LLC, a Delaware limited liability company (“Holding”), Blueknight Energy Holding, Inc., a Delaware corporation (“Vitol”), and CB-Blueknight, LLC, a Delaware limited liability company (“Charlesbank”, and together with Vitol, the “Contributors”).  The Partnership, the General Partner, Holding, Charlesbank and Vitol are each sometimes referred to individually as “Party” and collectively as the “Parties”.

R E C I T A L S:

WHEREAS, in accordance with that certain First Amendment to Global Transaction Agreement entered into by the Contributors, the General Partner and the Partnership, on May 12, 2011 (the “Amendment”), which amended that certain Global Transaction Agreement dated October 25, 2010 (as amended by the Amendment, the “Global Transaction Agreement”), the Contributors desire to contribute subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) to the Partnership as described herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Contribution. Effective as of the date hereof, (i) each Contributor hereby irrevocably contributes, assigns and transfers 6,285,252 Subordinated Units to Holding, and Holding hereby irrevocably takes and accepts such contribution, assignment and transfer, on the terms herein provided, (ii) Holding hereby irrevocably contributes, assigns and transfers 12,570,504 Subordinated Units to the General Partner, and the General Partner hereby irrevocably takes and accepts such contribution, assignment and transfer, on the terms herein provided and (iii) the General Partner hereby irrevocably contributes, assigns and transfers 12,570,504 Subordinated Units to the Partnership, and the Partnership hereby irrevocably takes and accepts such contribution, assignment and transfer, on the terms herein provided.

Section 2. Representations and Warranties. Each Contributor hereby represents and warrants to the Partnership that such Contributor owns such Subordinated Units free and clear of all liens.

Section 3. Construction.

3.1 Headings.  The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

3.2 Governing Law and Jurisdiction.  This Agreement and the performance of the transactions contemplated hereby and obligations of the Parties hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of Law principles.

3.3 Counterparts.  This Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

3.4 Entire Agreement; No Third-Party Beneficiaries.  The rights and obligations created by this Agreement are separate and independent from any rights and obligations created by any other agreements between, including or relating to the Parties hereto (or any of their Affiliates), including the Global Transaction Agreement. Accordingly, none of the representations, warranties, covenants or indemnities included in the Global Transaction Agreement or any other agreements between, including or relating to any Party hereto (or any of their Affiliates) shall be merged into this Agreement or otherwise restrict or limit the effect of this Agreement, but each shall survive as provided in each such agreement. There are no third party beneficiaries having rights under or with respect to this Agreement.

3.5 Amendments.  No amendment, modification, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by all of the Parties.

3.6 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement.

3.7 Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, if both the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner adverse to any Party.

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The parties have caused this Agreement to be signed by their respective duly authorized representatives as of the date first set forth above.

BLUEKNIGHT ENERGY PARTNERS L.P.

By:	Blueknight Energy Partners G.P., L.L.C.,
its general partner

By:
Alex G. Stallings
Chief Financial Officer and Secretary

BLUEKNIGHT ENERGY PARTNERS G.P., L.L.C.

By:	_______________________
Alex G. Stallings
Chief Financial Officer and Secretary

BLUEKNIGHT GP HOLDING, LLC

By:	_______________________
Name:
Title:

BLUEKNIGHT ENERGY HOLDING, INC.

By:	_______________________
James C. Dyer, IV
President and Chief Executive Officer

CB-BLUEKNIGHT, LLC

By:	_______________________
Jon M. Biotti
Manager